SOUTHERN STATES BANCSHARES, INC.	615 Quintard Avenue / Anniston, AL 36201 / (256) 241-1092

Southern States Bancshares, Inc. Announces First Quarter 2023 Financial Results

First Quarter 2023 Performance and Operational Highlights
•Net income of $7.7 million, or $0.85 per diluted share

•Core net income(1) of $7.3 million, or $0.80 per diluted share(1)

•Net interest income of $19.5 million, a decrease of $1.3 million from the prior quarter

•Net interest margin (“NIM”) of 4.07%, down 31 basis points from the prior quarter

•NIM of 4.09% on a fully-taxable equivalent basis (“NIM - FTE”)(1)

•Return on average assets (“ROAA”) of 1.51%; return on average stockholders’ equity (“ROAE”) of 16.67%; and return on average tangible common equity (“ROATCE”)(1) of 18.45%

•Core ROAA(1) of 1.44%; and core ROATCE(1) of 17.51%

•Efficiency ratio of 48.79%

•Linked-quarter loan growth was 14.9% annualized

•Linked-quarter deposit growth was 16.2% annualized

•Repurchased $575,000 of common stock, representing 24,000 shares at an average price of $23.95 during the quarter

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

ANNISTON, Ala., April 24, 2023 – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today reported net income of $7.7 million, or $0.85 diluted earnings per share, for the first quarter of 2023. This compares to net income of $10.6 million, or $1.18 diluted earnings per share, for the fourth quarter of 2022, and net income of $4.6 million, or $0.50 diluted earnings per share, for the first quarter of 2022. The Company reported core net income of $7.3 million, or $0.80 diluted core earnings per share, for the first quarter of 2023. This compares to core net income of $8.1 million, or $0.90 diluted core earnings per share, for the fourth quarter of 2022, and core net income of $4.8 million, or $0.53 diluted core earnings per share, for the first quarter of 2022 (see “Reconciliation of Non-GAAP Financial Measures”).

CEO Commentary

Stephen Whatley, Chairman and Chief Executive Officer of Southern States, said, “Despite the recent volatility in our industry, we continued to drive strong earnings, growing both loans and deposits and improving upon our already strong capital levels. After several quarters of Federal Reserve interest rate hikes, combined with increased competition for funding, our deposit betas accelerated in the first quarter and we continued to see a moderate deposit mix shift from noninterest-bearing to interest-bearing deposits, impacting our net interest margin. We are confident in our ability to strategically manage our deposit balances, which we believe reflects the diversity and durability of our franchise.’’

Mr. Whatley continued, “We also continue to prudently meet the needs of clients across our vibrant and resilient footprint. We grew loans during the quarter by 14.9% annualized, while maintaining excellent credit quality. We are focused on selectively growing our loan portfolio while carefully managing asset quality and exercising disciplined expense management as we have throughout multiple economic cycles.’’
Mr. Whatley concluded, “We are of course closely monitoring the fallout from recent regional bank failures. But it is important to emphasize that Southern States is focused on traditional banking services. The banks that failed had unique business models with idiosyncratic challenges that are unrelated to Southern States. We are confident our robust balance sheet and conservative underwriting principles position us well to navigate the current environment while delivering strong returns for our shareholders.”

Net Interest Income and Net Interest Margin

	Three Months Ended			% Change March 31, 2023 vs.
	March 31, 2023	December 31, 2022	March 31, 2022	December 31, 2022		March 31, 2022
	(Dollars in thousands)

Average interest-earning assets	$1,947,957	$1,893,069	$1,684,298	2.9%		15.7%
Net interest income	$19,546	$20,884	$14,654	(6.4)%		33.4%
Net interest margin	4.07%	4.38%	3.53%	(31)	bps	54	bps

Net interest income for the first quarter of 2023 was $19.5 million, a decrease of 6.4% from $20.9 million for the fourth quarter of 2022. The decrease was primarily attributable to the higher cost of deposits and other borrowings, which more than offset an increase in the yield on interest-earnings assets.

Relative to the first quarter of 2022, net interest income increased $4.9 million, or 33.4%. The increase was partially the result of improvement in the yield on interest-earning assets, which outpaced the rise in deposit costs and other borrowings. In addition, we benefited from the significant organic growth over the last year.

Net interest margin for the first quarter of 2023 was 4.07%, compared to 4.38% for the fourth quarter of 2022. The decrease was primarily due to higher interest rates paid on deposits, which outpaced the increase in yields on interest-earning assets.

Relative to the first quarter of 2022, net interest margin increased from 3.53%. The increase was primarily due to a rapid increase in interest rates, which produced higher yields on interest-earning assets.

Noninterest Income

	Three Months Ended			% Change March 31, 2023 vs.
	March 31, 2023	December 31, 2022	March 31, 2022	December 31, 2022	March 31, 2022
	(Dollars in thousands)

Service charges on deposit accounts	$450	$431	$445	4.4%	1.1%
Swap fees	(4)	2	15	(300.0)%	(126.7)%
SBA/USDA fees	134	70	388	91.4%	(65.5)%
Mortgage origination fees	100	98	286	2.0%	(65.0)%
Net gain (loss) on securities	514	(86)	(361)	(697.7)%	(242.4)%
Other operating income	592	4,088	560	(85.5)%	5.7%
Total noninterest income	$1,786	$4,603	$1,333	(61.2)%	34.0%

Noninterest income for the first quarter of 2023 was $1.8 million, a decrease of 61.2% from $4.6 million for the fourth quarter of 2022. The fourth quarter 2022 results included a $2.6 million gain on the sale of two branches and a bank owned life insurance ("BOLI") benefit claim of $774,000. The first quarter decrease was partially offset by a realized net gain on securities during the quarter, compared to a net loss on securities during the previous quarter.

Relative to the first quarter of 2022, noninterest income increased 34.0% from $1.3 million. The increase was primarily due to a realized net gain on securities during the first quarter of 2023 compared to a net loss on securities during the first quarter of 2022. This increase was partially offset by a decrease in SBA/USDA fees and mortgage fees during the first quarter of 2023.

Noninterest Expense

	Three Months Ended			% Change March 31, 2023 vs.
	March 31, 2023	December 31, 2022	March 31, 2022	December 31, 2022	March 31, 2022
	(Dollars in thousands)

Salaries and employee benefits	$6,311	$6,738	$5,725	(6.3)%	10.2%
Equipment and occupancy expenses	683	730	705	(6.4)%	(3.1)%
Data processing fees	593	711	564	(16.6)%	5.1%
Regulatory assessments	342	165	263	107.3%	30.0%
Other operating expenses	2,229	2,092	2,033	6.5%	9.6%
Total noninterest expenses	$10,158	$10,436	$9,290	(2.7)%	9.3%

Noninterest expense for the first quarter of 2023 was $10.2 million, a decrease of 2.7% from $10.4 million for the fourth quarter of 2022. The decrease was primarily attributable to a decrease in salaries and benefits as a result of expenses related to the issuance of restricted stock units in a deferred compensation plan during the fourth quarter of 2022 and partially offset by various increases in other operating expenses, none of which were individually significant. The fourth quarter 2022 results also included waivers of regulatory assessments from State regulators.
Relative to the first quarter of 2022, noninterest expense increased 9.3% from $9.3 million. The increase was primarily attributable to an increase in salaries and benefits as a result of various equity, retirement and incentive plans.

Loans and Credit Quality

	Three Months Ended			% Change March 31, 2023 vs.
	March 31, 2023	December 31, 2022	March 31, 2022	December 31, 2022	March 31, 2022
	(Dollars in thousands)

Core loans	$1,650,929	$1,592,707	$1,313,173	3.7%	25.7%
PPP loans	—	—	893	—%	NM
Gross loans	1,650,929	1,592,707	1,314,066	3.7%	25.6%
Unearned income	(5,614)	(5,543)	(3,996)	1.3%	40.5%
Loans, net of unearned income (“Loans”)	$1,645,315	$1,587,164	$1,310,070	3.7%	25.6%
Average loans, net of unearned (“Average loans”)	$1,609,564	$1,563,255	$1,278,413	3.0%	25.9%

Nonperforming loans (“NPL”)	$1,646	$2,245	$3,246	(26.7)%	(49.3)%
Provision for loan losses	$1,181	$1,938	$700	(39.1)%	68.7%
Allowance for loan losses (“ALLL”)	$21,140	$20,156	$15,492	4.9%	36.5%
Net charge-offs (recoveries)	$197	$205	$52	(3.9)%	278.8%
NPL to gross loans	0.10%	0.14%	0.25%
Net charge-offs (recoveries) to average loans(1)	0.05%	0.05%	0.02%
ALLL to loans	1.28%	1.27%	1.18%

(1) Ratio is annualized.
NM = Not meaningful

Loans, net of unearned income, were $1.6 billion at March 31, 2023, up $58.2 million from December 31, 2022 and up $335.2 million from March 31, 2022. The linked-quarter and year-over-year increases in loans were primarily attributable to new business growth across our footprint.

Nonperforming loans totaled $1.6 million, or 0.10% of gross loans, at March 31, 2023, compared with $2.2 million, or 0.14% of gross loans, at December 31, 2022, and $3.2 million, or 0.25% of gross loans, at March 31, 2022. The $599,000 net decrease in nonperforming loans in the first quarter was primarily attributable to three loans that were returned to accruing status or charged-off. The $1.6 million net decrease in nonperforming loans from March 31, 2022 was primarily attributable to a significant commercial real estate loan being moved back to accruing status.

The Company recorded a provision for loan losses of $1.2 million for the first quarter of 2023, compared to $1.9 million for the fourth quarter of 2022. The lower provision was primarily due to changes in our qualitative economic factors and less loan growth for the the quarter.

Net charge-offs for the first quarter of 2023 were $197,000, or 0.05% of average loans, compared to net charge-offs of $205,000, or 0.05% of average loans, for the fourth quarter of 2022, and net charge-offs of $52,000, or 0.02% of average loans, for the first quarter of 2022.

The Company’s allowance for loan losses was 1.28% of total loans and 1284.33% of nonperforming loans at March 31, 2023, compared with 1.27% of total loans and 897.82% of nonperforming loans at December 31, 2022.

Deposits

	Three Months Ended			% Change March 31, 2023 vs.
	March 31, 2023	December 31, 2022	March 31, 2022	December 31, 2022	March 31, 2022
	(Dollars in thousands)

Noninterest-bearing deposits	$433,832	$460,977	$515,110	(5.9)%	(15.8)%
Interest-bearing deposits	1,355,659	1,259,766	1,026,729	7.6%	32.0%
Total deposits	$1,789,491	$1,720,743	$1,541,839	4.0%	16.1%

Total deposits were $1.8 billion at March 31, 2023, up from $1.7 billion at December 31, 2022 and $1.5 billion at March 31, 2022. The $68.7 million increase in total deposits in the first quarter was due to an increase of $95.9 million in interest-bearing account balances, partially offset by a $27.1 million decrease in noninterest-bearing deposits. Included in the increase was $35.1 million in brokered deposits.

Capital

	March 31, 2023		December 31, 2022		March 31, 2022
	Company	Bank	Company	Bank	Company	Bank

Tier 1 capital ratio to average assets	8.89%	12.19%	8.82%	12.17%	8.75%	10.88%
Risk-based capital ratios:
Common equity tier 1 (“CET1”) capital ratio	9.00%	12.34%	8.86%	12.21%	9.90%	12.32%
Tier 1 capital ratio	9.00%	12.34%	8.86%	12.21%	9.90%	12.32%
Total capital ratio	14.41%	13.38%	14.34%	13.24%	13.97%	13.31%

As of March 31, 2023, total stockholders’ equity was $189.7 million, up from $181.7 million at December 31, 2022. The increase of $7.9 million was substantially due to strong earnings growth.

About Southern States Bancshares, Inc.
Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 13 branches in Alabama and Georgia and two loan production offices in Atlanta.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given recent events and trends in the banking industry, the inflationary environment, the COVID-19 pandemic and governmental responses. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this press release and may include statements about business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.

Contact Information

Lynn Joyce	Kevin Dobbs
(205) 820-8065	(310) 622-8245
ljoyce@ssbank.bank	ssbankir@finprofiles.com

SELECT FINANCIAL DATA
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022

Results of Operations
Interest income	$28,699	$26,706	$15,872
Interest expense	9,153	5,822	1,218
Net interest income	19,546	20,884	14,654
Provision for loan losses	1,181	1,938	700
Net interest income after provision	18,365	18,946	13,954
Noninterest income	1,786	4,603	1,333
Noninterest expense	10,158	10,436	9,290
Income tax expense(1)	2,322	2,521	1,440
Net income	$7,671	$10,592	$4,557
Core net income(2)	$7,280	$8,081	$4,824

Share and Per Share Data
Shares issued and outstanding	8,723,763	8,706,920	8,749,878
Weighted average shares outstanding:
Basic	8,762,450	8,707,026	8,935,384
Diluted	9,044,490	8,932,585	9,065,364
Earnings per share:
Basic	$0.87	$1.22	$0.51
Diluted	$0.85	$1.18	$0.50
Core - diluted(2)	$0.80	$0.90	$0.53
Book value per share	$21.74	$20.87	$19.34
Tangible book value per share(2)	$19.68	$18.79	$17.25
Cash dividends declared	$0.09	$0.09	$0.09

Performance and Financial Ratios
ROAA	1.51%	2.11%	1.03%
ROAE	16.67%	23.77%	10.43%
Core ROAA(2)	1.44%	1.61%	1.09%
ROATCE(2)	18.45%	26.49%	11.63%
Core ROATCE(2)	17.51%	20.21%	12.31%
NIM	4.07%	4.38%	3.53%
NIM - FTE(2)	4.09%	4.39%	3.55%
Net interest spread	3.33%	3.84%	3.36%
Yield on loans	6.38%	6.05%	4.68%
Yield on interest-earning assets	5.97%	5.60%	3.82%
Cost of interest-bearing liabilities	2.64%	1.76%	0.46%
Cost of funds(3)	2.01%	1.29%	0.31%
Cost of interest-bearing deposits	2.42%	1.52%	0.35%
Cost of total deposits	1.81%	1.09%	0.23%
Noninterest deposits to total deposits	24.24%	26.79%	33.41%
Total loans to total deposits	91.94%	92.24%	84.97%
Efficiency ratio	48.79%	40.81%	56.83%
Core efficiency ratio(2)	48.79%	45.98%	56.83%

(1) Three months ended December 31, 2022 included a $540,000 investment tax credit.
(2) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(3) Includes total interest-bearing liabilities and noninterest deposits.

SELECT FINANCIAL DATA
(In thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022

Financial Condition (ending)
Total loans	$1,645,315	$1,587,164	$1,310,070
Total securities	183,197	175,196	170,694
Total assets	2,134,337	2,045,204	1,798,834
Total noninterest bearing deposits	433,832	460,977	515,110
Total deposits	1,789,491	1,720,743	1,541,839
Total borrowings	131,372	117,295	73,104
Total liabilities	1,944,674	1,863,485	1,629,645
Total shareholders’ equity	$189,663	$181,719	$169,189

Financial Condition (average)
Total loans	$1,609,564	$1,563,255	$1,278,413
Total securities	192,348	188,765	161,683
Other interest-earning assets	146,045	141,049	244,202
Total interest-bearing assets	1,947,957	1,893,069	1,684,298
Total assets	2,057,005	1,994,087	1,787,015
Noninterest-bearing deposits	438,735	477,301	514,456
Interest-bearing deposits	1,300,632	1,216,492	1,023,898
Total deposits	1,739,367	1,693,793	1,538,354
Total borrowings	104,901	99,111	58,874
Total interest-bearing liabilities	1,405,533	1,315,603	1,082,772
Total shareholders’ equity	$186,639	$176,769	$177,244

Asset Quality
Nonperforming loans	$1,646	$2,245	$3,246
Other real estate owned (“OREO”)	$2,930	$2,930	$2,930
Nonperforming assets (“NPA”)	$4,576	$5,175	$6,176
Net charge-offs (recovery) to average loans(1)	0.05%	0.05%	0.02%
Provision for loan losses to average loans(1)	0.30%	0.49%	0.22%
ALLL to loans	1.28%	1.27%	1.18%
ALLL to gross loans	1.28%	1.27%	1.18%
ALLL to NPL	1284.33%	897.82%	477.26%
NPL to loans	0.10%	0.14%	0.25%
NPL to gross loans	0.10%	0.14%	0.25%
NPA to gross loans and OREO	0.28%	0.32%	0.47%
NPA to total assets	0.21%	0.25%	0.34%

Regulatory and Other Capital Ratios
Total shareholders’ equity to total assets	8.89%	8.89%	9.41%
Tangible common equity to tangible assets(2)	8.11%	8.07%	8.47%
Tier 1 capital ratio to average assets	8.89%	8.82%	8.75%
Risk-based capital ratios:
CET1 capital ratio	9.00%	8.86%	9.90%
Tier 1 capital ratio	9.00%	8.86%	9.90%
Total capital ratio	14.41%	14.34%	13.97%

(1) Ratio is annualized.
(2) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	March 31, 2023 (Unaudited)	December 31, 2022 (Audited)	March 31, 2022 (Unaudited)

Assets
Cash and due from banks	$17,245	$15,260	$22,851
Interest-bearing deposits in banks	99,541	90,198	111,951
Federal funds sold	76,010	63,041	74,022
Total cash and cash equivalents	192,796	168,499	208,824

Securities available for sale, at fair value	163,550	155,544	151,027
Securities held to maturity, at amortized cost	19,647	19,652	19,667
Other equity securities, at fair value	3,806	4,444	8,937
Restricted equity securities, at cost	3,862	3,134	2,825
Loans held for sale	2,376	1,047	2,509

Loans, net of unearned income	1,645,315	1,587,164	1,310,070
Less allowance for loan losses	21,140	20,156	15,492
Loans, net	1,624,175	1,567,008	1,294,578

Premises and equipment, net	27,098	27,345	28,065
Accrued interest receivable	7,077	6,963	4,427
Bank owned life insurance	29,350	29,186	29,343
Annuities	15,489	15,478	15,523
Foreclosed assets	2,930	2,930	2,930
Goodwill	16,862	16,862	16,862
Core deposit intangible	1,144	1,226	1,434
Other assets	24,175	25,886	11,883

Total assets	$2,134,337	$2,045,204	$1,798,834

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$433,832	$460,977	$515,110
Interest-bearing	1,355,659	1,259,766	1,026,729
Total deposits	1,789,491	1,720,743	1,541,839

Other borrowings	(16)	(19)	—
FHLB advances	45,000	31,000	25,950
Subordinated notes	86,388	86,314	47,154
Accrued interest payable	844	584	107
Other liabilities	22,967	24,863	14,595

Total liabilities	1,944,674	1,863,485	1,629,645

Stockholders' equity:
Common stock	43,798	43,714	43,749
Capital surplus	77,053	76,785	76,426
Retained earnings	80,642	73,764	53,604
Accumulated other comprehensive loss	(9,846)	(11,048)	(3,755)
Unvested restricted stock	(965)	(477)	(835)
Vested restricted stock units	(1,019)	(1,019)	—

Total stockholders' equity	189,663	181,719	169,189

Total liabilities and stockholders' equity	$2,134,337	$2,045,204	$1,798,834

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans, including fees	$25,335	$23,853	$14,766
Taxable securities	1,383	1,206	619
Nontaxable securities	291	322	299
Other interest and dividends	1,690	1,325	188
Total interest income	28,699	26,706	15,872

Interest expense:
Deposits	7,768	4,655	873
Other borrowings	1,385	1,167	345
Total interest expense	9,153	5,822	1,218

Net interest income	19,546	20,884	14,654
Provision for loan losses	1,181	1,938	700
Net interest income after provision for loan losses	18,365	18,946	13,954

Noninterest income:
Service charges on deposit accounts	450	431	445
Swap fees	(4)	2	15
SBA/USDA fees	134	70	388
Mortgage origination fees	100	98	286
Net gain (loss) on securities	514	(86)	(361)
Other operating income	592	4,088	560
Total noninterest income	1,786	4,603	1,333

Noninterest expenses:
Salaries and employee benefits	6,311	6,738	5,725
Equipment and occupancy expenses	683	730	705
Data processing fees	593	711	564
Regulatory assessments	342	165	263
Other operating expenses	2,229	2,092	2,033
Total noninterest expenses	10,158	10,436	9,290

Income before income taxes	9,993	13,113	5,997

Income tax expense	2,322	2,521	1,440

Net income	$7,671	$10,592	$4,557

Basic earnings per share	$0.87	$1.22	$0.51

Diluted earnings per share	$0.85	$1.18	$0.50

AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
(Dollars in thousands)

	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans, net of unearned income(1)	$1,609,564	$25,335	6.38%	$1,563,255	$23,853	6.05%	$1,278,413	$14,766	4.68%
Taxable securities	139,516	1,383	4.02%	132,222	1,206	3.62%	106,820	619	2.35%
Nontaxable securities	52,832	291	2.24%	56,543	322	2.26%	54,863	299	2.21%
Other interest-earnings assets	146,045	1,690	4.69%	141,049	1,325	3.73%	244,202	188	0.31%
Total interest-earning assets	$1,947,957	$28,699	5.97%	$1,893,069	$26,706	5.60%	$1,684,298	$15,872	3.82%
Allowance for loan losses	(20,493)			(19,374)			(15,041)
Noninterest-earning assets	129,541			120,392			117,758
Total Assets	$2,057,005			$1,994,087			$1,787,015

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	93,951	20	0.08%	98,978	22	0.09%	110,983	26	0.09%
Savings and money market accounts	806,001	5,040	2.54%	794,692	3,126	1.56%	675,504	591	0.36%
Time deposits	400,680	2,708	2.74%	322,822	1,507	1.85%	237,411	256	0.44%
FHLB advances	18,578	159	3.47%	22,739	147	2.56%	25,950	22	0.34%
Other borrowings	86,323	1,226	5.76%	76,372	1,020	5.30%	32,924	323	3.98%
Total interest-bearing liabilities	$1,405,533	$9,153	2.64%	$1,315,603	$5,822	1.76%	$1,082,772	$1,218	0.46%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$438,735			$477,301			$514,456
Other liabilities	26,098			24,414			12,543
Total noninterest-bearing liabilities	$464,833			$501,715			$526,999
Stockholders’ Equity	186,639			176,769			177,244
Total Liabilities and Stockholders’ Equity	$2,057,005			$1,994,087			$1,787,015

Net interest income		$19,546			$20,884			$14,654
Net interest spread(2)			3.33%			3.84%			3.36%
Net interest margin(3)			4.07%			4.38%			3.53%
Net interest margin - FTE(4)(5)			4.09%			4.39%			3.55%
Cost of funds(6)			2.01%			1.29%			0.31%
Cost of interest-bearing deposits			2.42%			1.52%			0.35%
Cost of total deposits			1.81%			1.09%			0.23%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest earning assets for the same period. It assumes a 24.0% tax rate for the three months ended March 31, 2023 and December 31, 2022 and a 23.5% tax rate for the three months ended March 31, 2022.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.
(6)Includes total interest-bearing liabilities and noninterest deposits.

LOAN COMPOSITION
(Dollars in thousands)

	March 31, 2023		December 31, 2022		March 31, 2022
	Amount	% of gross	Amount	% of gross	Amount	% of gross

Real estate mortgages:
Construction and development	$227,560	13.8%	$255,736	16.1%	$165,400	12.6%
Residential	196,923	11.9%	167,891	10.5%	154,143	11.7%
Commercial	948,251	57.5%	904,872	56.8%	765,685	58.3%
Commercial and industrial	270,825	16.4%	256,553	16.1%	218,868	16.6%
PPP loans	—	—%	—	—%	893	0.1%
Consumer and other	7,370	0.4%	7,655	0.5%	9,077	0.7%
Gross loans	1,650,929	100.0%	1,592,707	100.0%	1,314,066	100.0%
Unearned income	(5,614)		(5,543)		(3,996)
Loans, net of unearned income	1,645,315		1,587,164		1,310,070
Allowance for loan losses	(21,140)		(20,156)		(15,492)
Loans, net	$1,624,175		$1,567,008		$1,294,578

DEPOSIT COMPOSITION
(Dollars in thousands)

	March 31, 2023		December 31, 2022		March 31, 2022
	Amount	% of total	Amount	% of total	Amount	% of total

Noninterest-bearing transaction	$433,833	24.2%	$460,977	26.8%	$515,110	33.4%
Interest-bearing transaction	877,166	49.0%	837,127	48.6%	749,119	48.6%
Savings	47,742	2.7%	49,235	2.9%	62,462	4.1%
Time deposits, $250,000 and under	366,271	20.5%	307,145	17.8%	189,172	12.2%
Time deposits, over $250,000	64,479	3.6%	66,259	3.9%	25,976	1.7%
Total deposits	$1,789,491	100.0%	$1,720,743	100.0%	$1,541,839	100.0%

Nonperfoming Assets
(Dollars in thousands)

	March 31, 2023	December 31, 2022	March 31, 2022

Nonaccrual loans	$1,646	$2,245	$3,246
Past due loans 90 days or more and still accruing interest	—	—	—
Total nonperforming loans	1,646	2,245	3,246
OREO	2,930	2,930	2,930
Total nonperforming assets	$4,576	$5,175	$6,176

Troubled debt restructured loans – nonaccrual(1)	805	832	904
Troubled debt restructured loans – accruing	1,272	1,292	1,058
Total troubled debt restructured loans	$2,077	$2,124	$1,962

Allowance for loan losses	$21,140	$20,156	$15,492
Loans, net of unearned income at the end of the period	$1,645,315	$1,587,164	$1,310,070
Gross loans outstanding at the end of period	$1,650,929	$1,592,707	$1,314,066
Total assets	$2,134,337	$2,045,204	$1,798,834
Allowance for loan losses to nonperforming loans	1284.33%	897.82%	477.26%
Nonperforming loans to loans, net of unearned income	0.10%	0.14%	0.25%
Nonperforming loans to gross loans	0.10%	0.14%	0.25%
Nonperforming assets to gross loans and OREO	0.28%	0.32%	0.47%
Nonperforming assets to total assets	0.21%	0.25%	0.34%

Nonaccrual loans by category:
Real estate mortgages:
Construction & Development	$64	$67	$76
Residential Mortgages	267	565	510
Commercial Real Estate Mortgages	1,263	1,278	2,388
Commercial & Industrial	51	312	269
Consumer and other	1	23	3
Total	$1,646	$2,245	$3,246

(1) Troubled debt restructured loans are excluded from nonperforming loans unless they otherwise meet the definition of nonaccrual loans or are more than 90 days past due.

Allowance for Loan Losses
(Dollars in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022

Average loans, net of unearned income	$1,609,564	$1,563,255	$1,278,413
Loans, net of unearned income	$1,645,315	$1,587,164	$1,310,070
Gross loans	$1,650,929	$1,592,707	$1,314,066
Allowance for loan losses at beginning of the period	$20,156	$18,423	$14,844
Charge-offs:
Construction and development	—	—	66
Residential	—	—	—
Commercial	—	—	—
Commercial and industrial	218	210	—
Consumer and other	6	18	6
Total charge-offs	224	228	72
Recoveries:
Construction and development	—	—	—
Residential	11	4	17
Commercial	—	—	—
Commercial and industrial	14	1	—
Consumer and other	2	18	3
Total recoveries	27	23	20
Net charge-offs (recoveries)	$197	$205	$52

Provision for loan losses	$1,181	$1,938	$700
Balance at end of period	$21,140	$20,156	$15,492
Allowance to loans, net of unearned income	1.28%	1.27%	1.18%
Allowance to gross loans	1.28%	1.27%	1.18%
Net charge-offs (recoveries) to average loans, net of unearned income(1)	0.05%	0.05%	0.02%
Provision for loan losses to average loans, net of unearned income(1)	0.30%	0.49%	0.22%
(1) Ratio is annualized.

Reconciliation of Non-GAAP Financial Measures
In addition to reporting GAAP results, the Company reports non-GAAP financial measures in this earnings release and other disclosures. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

The following table provides a reconciliation of the non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022

Net income	$7,671	$10,592	$4,557
Less: Net gain on sale of branches	—	2,372	—
Less: BOLI benefit claim	—	774	—
Less: Gain (loss) on securities	514	(86)	(361)
Less: Tax effect	(123)	(549)	94
Core net income	$7,280	$8,081	$4,824
Average assets	$2,057,005	$1,994,087	$1,787,015
Core return on average assets	1.44%	1.61%	1.09%

Net income	$7,671	$10,592	$4,557
Add: Provision	1,181	1,938	700
Less: Net gain on sale of branches	—	2,372	—
Less: BOLI benefit claim	—	774	—
Less: Gain (loss) on securities	514	(86)	(361)
Add: Income taxes	2,322	2,521	1,440
Pretax pre-provision core net income	$10,660	$11,991	$7,058
Average assets	$2,057,005	$1,994,087	$1,787,015
Pretax pre-provision core return on average assets	2.10%	2.39%	1.60%

Net interest income	$19,546	$20,884	$14,654
Add: Fully-taxable equivalent adjustments(1)	85	84	78
Net interest income - FTE	$19,631	$20,968	$14,732

Net interest margin	4.07%	4.38%	3.53%
Effect of fully-taxable equivalent adjustments(1)	0.02%	0.01%	0.02%
Net interest margin - FTE	4.09%	4.39%	3.55%

Total stockholders' equity	$189,663	$181,719	$169,189
Less: Intangible assets	18,006	18,088	18,296
Tangible common equity	$171,657	$163,631	$150,893

(1) Assumes a 24.0% tax rate for the three months ended March 31, 2023 and December 31, 2022 and a 23.5% tax rate for the three months ended March 31, 2022.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022

Core net income	$7,280	$8,081	$4,824
Diluted weighted average shares outstanding	9,044,490	8,932,585	9,065,364
Diluted core earnings per share	$0.80	$0.90	$0.53

Common shares outstanding at year or period end	8,723,763	8,706,920	8,749,878
Tangible book value per share	$19.68	$18.79	$17.25

Total assets at end of period	$2,134,337	$2,045,204	$1,798,834
Less: Intangible assets	18,006	18,088	18,296
Adjusted assets at end of period	$2,116,331	$2,027,116	$1,780,538
Tangible common equity to tangible assets	8.11%	8.07%	8.47%

Total average shareholders equity	$186,639	$176,769	$177,244
Less: Average intangible assets	18,055	18,134	18,337
Average tangible common equity	$168,584	$158,635	$158,907
Net income to common shareholders	$7,671	$10,592	$4,557
Return on average tangible common equity	18.45%	26.49%	11.63%
Average tangible common equity	$168,584	$158,635	$158,907
Core net income	$7,280	$8,081	$4,824
Core return on average tangible common equity	17.51%	20.21%	12.31%

Net interest income	$19,546	$20,884	$14,654
Add: Noninterest income	1,786	4,603	1,333
Less: Gain on sale of branches	—	2,600	—
Less: BOLI benefit claim	—	774	—
Less: Gain (loss) on securities	514	(86)	(361)
Operating revenue	$20,818	$22,199	$16,348

Expenses:
Total noninterest expense	$10,158	$10,436	$9,290
Less: Loss on sale of branches	—	228	—
Adjusted noninterest expenses	$10,158	$10,208	$9,290
Core efficiency ratio	48.79%	45.98%	56.83%